THIRD ALLONGE TO
                     SECURED PROMISSORY NOTE


     ALLONGE, dated March 24, 1999, attached to and forming a part of the Secured Promissory Note, dated January 26, 1999, as amended by the Allonge to Secured Promissory Note dated January 29, 1999 and the Second Allonge to Secured Promissory Note dated March 19, 1999 (collectively, the "Note"), made by THE NETWORK CONNECTION, INC., a Georgia corporation ("Maker"), payable to the order of Interactive Flight Technologies, Inc., a Delaware corporation ("Payee") in the original principal amount of $500,000.

     1. The principal amount of the Note is hereby increased to Seven Hundred Fifty Thousand Dollars ($750,000). The first paragraph of the Note is hereby amended and restated in full to read as follows:


          FOR VALUE RECEIVED, the undersigned, The
          Network Connection, Inc., a Georgia
          corporation (the "Maker"), hereby promises to pay to the order of Interactive Flight
          Technologies, Inc., a Delaware corporation, its successors and assigns (the "Payee"), the principal sum of Seven Hundred Fifty Thousand
          Dollars ($750,000), together with interest on the outstanding principal balance thereof accrued from the date hereof: (a) at the fixed rate of 9.5% per annum in respect of all periods during which no Event of Default
          (as such term is hereinafter defined) is continuing; and (b) at the fixed rate of 12.5% in respect of all periods during which any Event of Default is continuing. All payments of principal and/or interest shall be paid in lawful money of the United States of America in immediately available funds to an account designated by Payee.

     2. Paragraph 1 of the Note is hereby amended and restated in full to read as follows:


          Payee shall fund $350,000 on the date hereof, $75,000 on or about January 29, 1999, and $75,000 not later than February 15, 1999 by wire transfer of immediately available funds to an account specified by Payee.
          Notwithstanding the foregoing, Payee may, in its sole discretion, fund the second payment of $75,000, or such portion or portions thereof as Payee may elect, from time to time prior to February 15, 1999. Payee shall fund
          $40,000 on March 19, 1999. Payee shall fund
          $99,000 on or before March 25, 1999, $43,000
          on or before April 23, 1999, and $68,000 on or before April 30, 1999.

     3.   The following is hereby added to Paragraph 5 of the Note:

          To induce Payee to advance additional funds to Maker evidenced by this Note, Maker has agreed to issue to Payee on the date hereof additional warrants (the "Additional Warrants") which upon exercise entitle the Payee to acquire 100,000 shares of the Common Stock of Maker, which Additional Warrants will be exercisable at an exercise price equal to 110% of the closing sale price, as reported on The Nasdaq Stock Market, for a share of the Common Stock on the date of this Note.

     4. Any agreement to subordinate, or any subordination, of the indebtedness represented by the Note to bank or finance company indebtedness, which may heretofore have been given by Payee, is null and void and of no force or effect. Maker represents and warrants to Payee that since execution of the Note, there has been no bank or financing company borrowing by Maker and that Payee retains a first priority security interest in the Collateral granted by Maker to Payee pursuant to that certain Security Agreement dated January 25, 1999 ("Security Agreement"). The Maker's obligations under the Note, as amended, shall be secured by the Collateral and subject to the terms of the Security Agreement, all of which are confirmed and ratified as of the date hereof, including, but not limited to, all of the representations, warranties and covenants therein.

     5. In all other respects, the Note is confirmed, ratified, and approved and, as amended by this Third Allonge, shall continue in full force and effect.

     IN WITNESS WHEREOF, Maker and Payee have caused this Third
Allonge to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

                              THE NETWORK CONNECTION INC.



                              By:_______________________________

                              Accepted and agreed to:

                              INTERACTIVE FLIGHT TECHNOLOGIES,
                              INC.



                              By:________________________________